Exhibit 21
SUBSIDIARIES OF STEEL CONNECT, INC.

Name	Jurisdiction of Organization
CMG Securities Corporation	Massachusetts
CMG@Ventures, Inc.	Delaware
CMG@Ventures Capital Corp.	Delaware
CMG@Ventures Securities Corp.	Delaware
CMGI@Ventures IV, LLC	Delaware
@Ventures V, LLC	Delaware
IWCO Direct Holdings, Inc.	Delaware
IWCO, LLC	Delaware
United Mailing, Inc.	Minnesota
Victory Envelope, Inc.	Minnesota
IWCO Direct New York, Inc.	Delaware
IWCO Direct North Carolina, Inc.	Minnesota
IWCO Direct TWIN LLC	Delaware
ModusLink PTS, Inc.	Delaware
ModusLink Recovery LLC	Delaware
ModusLink Securities Corporation	Delaware
ModusLink Corporation	Delaware
ModusLink Finance LLC	Delaware
SalesLink LLC	Delaware
ModusLink Mexico S.A. de C.V.	Mexico
Sol Holdings, Inc.	Delaware
Sol Services Corporation, S.A. de C.V.	Mexico
SalesLink Mexico Holding Corp.	Delaware
ModusLink B.V.	Netherlands
ModusLink Czech Republic s.r.o.	Czech Republic
Modus Media International Documentation Services (Ireland) Limited	Delaware
Modus Media International Leinster Unlimited	British Virgin Islands
Modus Media International (Ireland) Limited	Delaware
Modus Media International Ireland (Holdings) Limited	Ireland
Modus Media International Dublin Unlimited Company	Ireland
ModusLink Kildare Limited	Ireland
ModusLink Services Europe Unlimited Company	Ireland
Lieboch Limited	Ireland
Logistix Holdings Europe Limited	Ireland
SalesLink Solutions International Ireland Limited	Ireland
ModusLink Company Limited	New Zealand
ModusLink Australia Pty Limited	Australia
ModusLink Japan KK	Japan
ModusLink Solution Services Pte. Ltd.	Singapore
ModusLink Pte. Ltd.	Singapore
ModusLink Computer Software (Shenzhen) Co. Ltd.	China

ModusLink (Shanghai) Co. Ltd.	China
ModusLink Electronic Technology (Shenzhen) Co. Ltd.	China
ModusLink (Kunshan) Co. Ltd.	China
ModusLink (China) Co. Ltd.	China
Moduslink (Waigaoqiao) Co. Ltd.	China
ModusLink (Hong Kong) Pte. Ltd.	Hong Kong
ModusLink Software Technology (Chongqing) Co., Ltd.	China
ModusLink (M) Sdn. Bhd	Malaysia
Open Channel Solutions Pty Limited	Australia